EXHIBIT 4.2

                          SENIOR SUBORDINATED GUARANTEE

     The obligations of Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Holdings LLC (collectively, the "New Guarantors") to the Holders of Senior Subordinated Notes and to the Trustee pursuant to this Senior Subordinated Guarantee and the Indenture dated as of December 19, 1997, as amended by the Supplemental Indenture dated as of September 17, 1998 (the "Indenture") among Amscan Holdings, Inc., the Guarantors (as defined therein) and IBJ Schroder Bank & Trust Company, as trustee, are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Senior Subordinated Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference.

     Each of the New Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Notes or the obligations of the Company under the Indenture or the Senior Subordinated Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Notes; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the New Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 of the Indenture. Each New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     Each New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Indenture.

     If any Holder of Senior Subordinated Notes or the Trustee is required by any court or otherwise to return to the Company or the New Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the New Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each New Guarantor further agrees that, as between the New Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantors for the purpose of this Senior Subordinated Guarantee. The New Guarantors shall have the right to seek contribution from any non-paying New Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

     The Obligations of each New Guarantor under this Senior Subordinated Guarantee are junior and subordinated to the Senior Guarantee of such New Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the New Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to the Indenture, including Article 10 thereof.

     Each New Guarantor, and by its acceptance of Senior Subordinated Notes, each Holder, hereby confirms that it is the intention of all such parties that this Senior Subordinated Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable. To effectuate the foregoing intention, the Trustee, the Holders and the New Guarantors hereby irrevocably agree that the obligations of each New Guarantor under this Senior Subordinated Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such New Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other New Guarantor in respect of the obligations of such other New Guarantor under
Article 11 of the Indenture, result in the obligations of such New Guarantor under this Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

     This is a continuing Senior Subordinated Guarantee and shall remain in full force and effect and shall be binding upon each New Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the


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

Company's Obligations under the Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Subordinated Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Subordinated Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture.

     This Senior Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Senior Subordinated Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Notwithstanding the foregoing, in the event that this Senior Subordinated Guarantee is executed subsequent to such manual signature of one of the Trustee's authorized officers on such certificate of authentication, then immediately upon the execution of this Senior Subordinated Guarantee all obligations hereunder and under the Indenture shall be valid and obligatory with respect to such Senior Subordinated Note(s) as if this Senior Subordinated Guarantee were noted thereon.














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

    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                            Anagram International, Inc.


Attest:
                                            By:/s/ James M. Harrison
                                               ---------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary


                                            Anagram International Holdings, Inc.


Attest:
                                            By:/s/ James M. Harrison
                                               ---------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary

                                            Anagram International, LLC


Attest:
                                            By:/s/ James M. Harrison
                                            ------------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
------------------------------              Title  Manager
Name:  Michael A. Correale
Title  Manager

                                            Anagram Eden Prairie Holdings LLC


Attest:
                                            By:/s/ James M. Harrison
                                            ------------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary


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